Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-191949)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-189233)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-166880)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-150957)

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-113648)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-110397)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-105245)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-105223)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-61106)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-37126)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-37124)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-86425)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-86427)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-59273)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-22707)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-62263)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-47892)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-45675)

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 33-28595)

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

MAPLEBY HOLDINGS MERGER CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	82-0100790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 SHUMAN BOULEVARD NAPERVILLE, ILLINOIS	60563
(Address of principal executive offices)	(Zip code)

2003 DIRECTOR STOCK COMPENSATION PLAN

2003 OFFICEMAX INCENTIVE AND PERFORMANCE PLAN

BOISE CASCADE CORPORATION 1984 KEY EXECUTIVE STOCK OPTION PLAN

BOISE CASCADE CORPORATION 1991 DIRECTOR STOCK OPTION PLAN

BOISE CASCADE CORPORATION 1995 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

BOISE CASCADE CORPORATION DIRECTOR STOCK OPTION PLAN

BOISE CASCADE CORPORATION KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS

BOISE CASCADE CORPORATION SAVINGS AND SUPPLEMENTAL RETIREMENT PLAN

OFFICEMAX INCORPORATED SAVINGS DEFERRAL PLAN

OFFICEMAX SAVINGS PLAN

(Full titles of the plans)

SUSAN WAGNER-FLEMING

SENIOR VICE PRESIDENT, CO-CORPORATE SECRETARY, AND ASSOCIATE GENERAL COUNSEL

OFFICEMAX INCORPORATED

263 SHUMAN BOULEVARD

NAPERVILLE, ILLINOIS 60563

(630) 438-7800

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

* In connection with the Merger (defined below), Mapleby Holdings Merger Corporation has become the successor registrant to OfficeMax Incorporated.

This Post-Effective Amendment relates to the following Registration Statements of OfficeMax Incorporated (the “Company”) filed on Form S-8 (collectively, the “Registration Statements”):

1. Registration Statement No. 333-191949 registering 2,000,000 shares of common stock of the Company (“Common Stock”) under the OfficeMax Savings Plan.

2. Registration Statement No. 333-189233 registering 11,000,000 shares of Common Stock under the 2003 OfficeMax Incentive and Performance Plan.

3. Registration Statement No. 333-166880 registering 2,451,000 shares of Common Stock under the 2003 OfficeMax Incentive and Performance Plan.

4. Registration Statement No. 333-150957 registering 5,800,000 shares of Common Stock under the 2003 OfficeMax Incentive and Performance Plan.

5. Registration Statement No. 333-113648 registering 500,000 shares of Common Stock under the OfficeMax Savings Plan and an unspecified number of deferred compensation obligations under the OfficeMax Incorporated Executive Savings Deferral Plan II (now known as the OfficeMax Incorporated Savings Deferral Plan).

6. Registration Statement No. 333-110397 registering 4,800,000 shares of Common Stock under the 2003 Boise Incentive and Performance Plan (now known as the 2003 OfficeMax Incentive and Performance Plan).

7. Registration Statement No. 333-105245 registering 2,200,000 shares of Common Sock under the 2003 Boise Incentive and Performance Plan (now known as the 2003 OfficeMax Incentive and Performance Plan).

8. Registration Statement No. 333-105223 registering 75,000 shares of Common Stock under the 2003 Director Stock Compensation Plan.

9. Registration Statement No. 333-61106 registering 3,400,000 shares of Common Stock under the Boise Cascade Corporation 1984 Key Executive Stock Option Plan.

10. Registration Statement No. 333-37126 registering 1,800,000 shares of Common Stock under the Boise Cascade Corporation 1984 Key Executive Stock Option Plan.

11. Registration Statement No. 333-37124 registering 100,000 shares of Common Stock under the Boise Cascade Corporation Director Stock Option Plan.

12. Registration Statement No. 333-86425 registering 100,000 shares of Common Stock under the Boise Cascade Corporation Key Executive Performance Plan for Executive Officers.

13. Registration Statement No. 333-86427 registering 100,000 shares of Common Stock under the Boise Cascade Corporation 1995 Executive Officer Deferred Compensation Plan.

14. Registration Statement No. 333-59273 registering 1,500,000 shares of Common Stock under the Boise Cascade Corporation 1984 Key Executive Stock Option Plan.

15. Registration Statement No. 333-22707 registering 1,100,000 shares of Common Stock under the Boise Cascade Corporation 1984 Key Executive Stock Option Plan.

16. Registration Statement No. 33-62263 registering 100,000 shares of Common Stock under the Boise Cascade Corporation Director Stock Option Plan.

17. Registration Statement No. 33-45675 registering 100,000 shares of Common Stock under the Boise Cascade Corporation 1991 Director Stock Option Plan.

18. Registration Statement No. 33-28595 registering 6,000,000 shares of Common Stock under the Boise Cascade Corporation Savings and Supplemental Retirement Plan.

19. Registration Statement No. 33-47892 registering 2,000,000 shares of Common Stock under the Boise Cascade Corporation 1984 Key Executive Stock Option Plan.

On November 5, 2013 the Company and Office Depot, Inc. (“Office Depot”) completed a merger (the “Merger”), whereby the Company became a wholly owned indirect subsidiary of Office Depot, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of February 20, 2013, as amended (the “Merger Agreement”), by and among the Company, Office Depot, Dogwood Merger Sub Inc., a wholly owned direct subsidiary of Office Depot, Dogwood Merger Sub LLC, a wholly owned direct subsidiary of Office Depot, Mapleby Holdings

Merger Corporation, a wholly owned direct subsidiary of the Company, and Mapleby Merger Corporation, a wholly owned direct subsidiary of Mapleby Holdings Merger Corporation. In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements.

This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, OfficeMax Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the specified Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on this 6th day of November, 2013.

OfficeMax Incorporated

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and Co-General Counsel

Dated: November 6, 2013

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified registration statements on Form S-8.